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                                                                    EXHIBIT 23.6



                               November 3, 1998



Members of the Board of Directors
Richmond County Financial Corp.
1214 Castleton Avenue
Staten Island, New York  10310

Members of the Board:

       We hereby consent to the reference to the opinion of our Firm under the heading "The Merger -- Opinion of Financial Advisors" and to the inclusion of the foregoing opinion in the Registration Statement of Richmond County Financial Corp. on Form S-4 to be filed with the Securities and Exchange Commission in connection with the proposed merger of Bayonne Bancshares, Inc., with Richmond County Financial Corp. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              TUCKER ANTHONY INCORPORATED

                              by: /s/ Gregory W. Benning
                                 ------------------------
                                  Gregory W. Benning
                                  Managing Director